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                                                                    Exhibit 99.1

      RELEASE: IMMEDIATE

                          GETTY REALTY CORP. ANNOUNCES

                FINANCIAL RESULTS FOR THE QUARTER AND NINE MONTHS

                            ENDED SEPTEMBER 30, 2004

      JERICHO, NY, November 1, 2004 --- Getty Realty Corp., (NYSE-GTY) today reported its financial results for the quarter and nine months ended September 30, 2004.

      Net earnings were $10.0 million and $28.5 million for the quarter and nine months ended September 30, 2004, respectively, as compared with $9.5 million and $27.5 million for the comparable prior year periods. Net earnings for the quarter ended September 30, 2004, increased by $0.5 million, or 5.3%, over the comparable period in 2003, principally due to a net decrease in expenses. Net earnings for the nine months ended September 30, 2004 increased by $1.0 million, or 3.8%, over the comparable period in 2003 due to the impact of a $0.6 million one-time accounting charge recorded in the first quarter of last year as well as a net decrease in expenses incurred in the current year.

      Funds from operations available to common shareholders, or FFO, increased $0.3 million and $2.4 million to $11.5 million and $33.6 million, respectively, for the quarter and nine months ended September 30, 2004, principally due to the elimination of $2.5 million of preferred stock dividends recorded in the nine months ended September 30, 2003, as a result of the conversion of 98% of our convertible preferred stock into common stock and the redemption of the remaining 2% outstanding in September 2003. Adjusted funds from operations available to common shareholders, or AFFO, increased $0.6 million and $3.2 million to $10.4 million and $30.2 million, respectively, for the quarter and nine months ended September 30, 2004. AFFO increased more than FFO on both a dollar and percentage basis due to lower deferred rental revenues (which are included in FFO, but excluded from AFFO) of $0.3 million and $0.9 million, respectively, recorded for the quarter and nine months ended September 30, 2004 as compared to the prior year periods. FFO and AFFO are supplemental non-GAAP measures of the performance of real estate investment trusts and are defined and reconciled to net earnings in the financial tables at the end of this release.

      Earnings per common share for the quarter and nine months ended September 30, 2004 increased to $0.40 per share and $1.15 per share, respectively, as compared to $0.38 per share and $1.11 per share, respectively, for the prior year periods. FFO per common share for the quarter ended September 30, 2004 increased to $0.47 per share as compared to $0.45 per share for the prior year period. Although FFO increased, FFO per common share for the nine months ended September 30, 2004 decreased to $1.36 per share, as compared to $1.37 per share for the prior year period, since preferred stock dividends were added back to FFO in calculating the FFO per share amount for 2003 due to the assumed conversion of our outstanding preferred stock. AFFO per common share for the quarter ended September 30, 2004 increased to $0.42 per share

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as compared to $0.40 per share for the quarter ended September 30, 2003, while
AFFO per common share increased to $1.22 per common share for the nine months ended September 30, 2004 as compared to $1.20 per common share for the prior year period. Preferred stock dividends were also added back to AFFO in calculating the AFFO per share amount for the nine months ended September 30, 2003 due to the assumed conversion of our outstanding preferred stock.

      For the quarter ended September 2003, all diluted per common share amounts reflect the impact of the September 2003 conversion of our outstanding convertible preferred stock into common stock as if the conversion had occurred at the beginning of the quarter, and for the nine months ended September 2003, FFO and AFFO per share give effect to the dilution resulting from the conversion assuming that it had occurred at the beginning of the year. Accordingly, preferred stock dividends were added back to FFO and AFFO in calculating FFO and AFFO per share amounts for the nine months ended September 30, 2003. For the nine months ended September 2003, the effect of the potential dilution from the assumed conversion would have been antidilutive for purposes of computing diluted earnings per common share and therefore conversion was not assumed.

      Revenues from rental properties for the quarter and nine months ended September 30, 2004 were $16.4 million and $49.4 million, respectively, as compared to $16.7 million and $50.0 million for the respective prior year periods. Rent received for the quarter and nine months ended September 30, 2004 was $15.3 million and $46.0 million, respectively, as compared with $15.3 million and $45.8 million for the respective prior year periods. In addition to rent received, revenues from rental properties include deferred rental revenue accrued due to recognition of rental income on a straight-line basis of $1.1 million and $3.3 million for the quarter and nine months ended September 30, 2004, respectively, and $1.4 million and $4.2 million for the respective prior year periods. Deferred rental revenue is included in net earnings and FFO but is excluded from AFFO.

      Rental property expenses, which include rent expense, were $2.5 million and $7.5 million for the quarter and nine months ended September 30, 2004, respectively, a decrease of $0.1 million and $0.7 million from the respective prior year periods. The decrease for the nine month period was primarily due to a reduction in rent expense as a result of the exercise of lease purchase options, including the purchase of 41 leased properties in May 2003.

      Environmental expenses, net of estimated recoveries, for the quarter and nine months ended September 30, 2004 were $1.0 million and $4.6 million, respectively, as compared to $1.9 million and $5.6 million for the respective prior year periods. Decreases in the net change in estimated environmental costs of $1.0 million and $1.6 million for the quarter and nine months ended September 30, 2004 were partially offset by $0.2 million and $0.6 million, respectively, of increased litigation expenses incurred in the current year. We adopted Statement of Financial Standard No. 143 which required us to change our method used to account for estimated environmental costs effective January 1, 2003, and resulted in a one-time charge of $0.6 million that was recorded during the first quarter of 2003, and is included in cumulative effect of accounting change in the consolidated statements of operations for the nine months ended September 30, 2003.

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      General and administrative expenses for the quarter and nine months ended
September 30, 2004 were $1.5 million and $4.1 million, respectively, as compared to $1.1 million and $3.0 million for the comparable prior year periods. The increases in general and administrative expenses were due to increased legal and audit fees incurred in the current year periods. The increase for the nine months ended September 30, 2004 was also due to a $0.5 million credit recorded in the second quarter of 2003 to reduce insurance loss reserves that were established under the Company's self-funded insurance program that was terminated in 1997.

      Depreciation and amortization for the quarter and nine months ended September 30, 2004 was $1.8 million and $5.4 million, respectively, a decrease of $0.3 million and $1.0 million as compared to the respective prior periods, as a result of certain assets becoming fully depreciated and dispositions of properties.

      The results for the quarter ended September 30, 2004 were not impacted by the previously announced agreements to purchase 36 former DB Mart convenience store and retail service station properties that will be acquired this week. However, the Consolidated Balance Sheets as of the end of the quarter include, in deposits on property acquisitions, approximately $5.0 million of cash deposited into escrow pending the completion of the acquisition.

      Getty Realty's Third Quarter Earnings Conference Call is scheduled for tomorrow, Tuesday, November 2, 2004 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 719-457-2631 five to ten minutes before the scheduled start time and reference pass code 995372. If you cannot participate in the live event, a replay will be available beginning on November 2, 2004 at noon though midnight, November 5, 2004. To access the replay, please dial 719-457-0820 and reference pass code 995372.

      Getty Realty Corp. is a real estate investment trust specializing in the ownership and leasing of retail motor fuel and convenience store properties and petroleum distribution terminals. The Company owns and leases over 1,000 properties in the Eastern United States.

      CERTAIN STATEMENTS IN THIS NEWS RELEASE CONSTITUTE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN USED HEREIN, THE WORDS "BELIEVES", "EXPECTS", "PLANS", "PROJECTS", "ESTIMATES" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.

                                     -more-

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                       GETTY REALTY CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)
                                   (unaudited)

                                                                           September 30,    December 31,
                                                                           -------------    ------------
                                                                               2004            2003
                                                                           -------------    ------------
Assets:

Real Estate:
   Land                                                                     $ 144,294        $ 142,724
   Buildings and improvements                                                 176,308          175,498
                                                                            ---------        ---------
                                                                              320,602          318,222
   Less - accumulated depreciation                                           (104,934)        (100,488)
                                                                            ---------        ---------
       Real estate, net                                                       215,668          217,734
Deferred rent receivable                                                       23,997           20,653
Cash and equivalents                                                           12,858           19,905
Recoveries from state underground storage tank funds, net                       5,995            7,454
Deposits on property acquisitions                                               4,963                -
Mortgages and accounts receivable, net                                          3,411            5,565
Prepaid expenses and other assets                                                 532              692
                                                                            ---------        ---------
       Total assets                                                         $ 267,424        $ 272,003
                                                                            =========        =========

Liabilities and Shareholders' Equity:

Environmental remediation costs                                             $  21,908        $  23,551
Dividends payable                                                              10,490           10,483
Accounts payable and accrued expenses                                           9,364            9,100
Mortgages payable                                                                 528              844
                                                                            ---------        ---------
       Total liabilities                                                       42,290           43,978
                                                                            ---------        ---------
Commitments and contingencies
Shareholders' equity:
   Common stock, par value $.01 per share; authorized
       50,000,000 shares; issued 24,683,429 at September 30, 2004 and
       24,664,384 at December 31, 2003                                            247              247
   Paid-in capital                                                            257,290          257,206
   Dividends paid in excess of earnings                                       (32,403)         (29,428)
                                                                            ---------        ---------
       Total shareholders' equity                                             225,134          228,025
                                                                            ---------        ---------
       Total liabilities and shareholders' equity                           $ 267,424        $ 272,003
                                                                            =========        =========

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                       GETTY REALTY CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                           Three months ended September 30,      Nine months ended September 30,
                                                           --------------------------------      --------------------------------
                                                             2004                 2003                 2004               2003
                                                           ---------           ------------      -------------         ----------
Revenues:
   Revenues from rental properties                         $  16,425             $  16,676          $   49,379         $   50,025
   Other income, net                                             323                   475                 752              1,238
                                                           ---------             ---------          ----------         ----------
       Total revenues                                         16,748                17,151              50,131             51,263
                                                           ---------             ---------          ----------         ----------

Expenses:
   Rental property expenses                                    2,462                 2,573               7,470              8,157
   Environmental expenses, net                                 1,049                 1,868               4,564              5,581
   General and administrative expenses                         1,492                 1,128               4,124              3,028
   Depreciation expense                                        1,764                 2,083               5,428              6,394
   Interest expense                                               12                    32                  52                 98
                                                           ---------             ---------          ----------         ----------
       Total expenses                                          6,779                 7.684              21,638             23,258
                                                           ---------             ---------          ----------         ----------
Net earnings before cumulative effect of
  accounting change                                            9,969                 9,467              28,493             28,005

Cumulative effect of accounting change                             -                     -                   -               (550)
                                                           ---------             ---------          ----------         ----------

Net earnings                                                   9,969                 9,467              28,493             27,455

Less preferred stock dividends                                     -                    13                   -              2,538
                                                           ---------             ---------          ----------         ----------

Net earnings applicable to common shareholders             $   9,969             $   9,454          $   28,493         $   24,917
                                                           =========             =========          ==========         ==========

Net earnings per common share:
   Basic                                                   $     .40             $     .38          $     1.15         $     1.11
   Diluted                                                 $     .40             $     .38          $     1.15         $     1.11

Weighted average common shares outstanding:
   Basic                                                      24,680                24,703              24,677             22,530
   Diluted                                                    24,701                24,726              24,694             22,546

Dividends declared per share:
   Common                                                  $  .42500             $  .42500          $  1.27500         $  1.25000
   Preferred                                                       -             $  .27118                   -         $  1.15868

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                       GETTY REALTY CORP. AND SUBSIDIARIES
                        RECONCILIATION OF NET EARNINGS TO
                            FUNDS FROM OPERATIONS AND
                         ADJUSTED FUNDS FROM OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                               Three months ended                      Nine months ended
                                                                  September 30,                          September 30,
                                                           ----------------------------       --------------------------------
                                                              2004              2003             2004                 2003
                                                           ----------        ----------       ----------            ----------
Net earnings                                               $    9,969        $   9,467         $  28,493             $ 27,455
Preferred stock dividends                                           -              (13)                -               (2,538)
                                                           ----------        ---------         ---------             --------
Net earnings applicable to common
   shareholders                                                 9,969            9,454            28,493               24,917
Depreciation expense                                            1,764            2,083             5,428                6,394
Gains on sales of real estate                                    (188)            (331)             (334)                (625)
Cumulative effect of accounting change                              -                -                 -                  550
                                                           ----------        ---------         ---------             --------
Funds from operations available to common
   shareholders                                                11,545           11,206            33,587               31,236
Straight-line rent                                             (1,113)          (1,409)           (3,344)              (4,225)
                                                           ----------        ---------         ---------             --------
Adjusted funds from operations available to
    common shareholders                                    $   10,432        $   9,797         $  30,243             $ 27,011
                                                           ==========        =========         =========             ========

Diluted per common share amounts (a):
    Earnings per share                                     $      .40        $     .38         $    1.15             $   1.11
    FFO per share                                          $      .47        $     .45         $    1.36             $   1.37
    AFFO per share                                         $      .42        $     .40         $    1.22             $   1.20

Diluted weighted average number of common share
  equivalents outstanding:
    Used to calculate net earnings per common share            24,701           24,726            24,694               22,546
    Assumed conversion of preferred shares                          -                -                 -                2,162
                                                           ----------        ---------         ---------             --------
    Used to calculate FFO and AFFO per
      common share                                             24,701           24,726            24,694               24,708
                                                           ==========        =========         =========             ========

   (a) Diluted earnings, funds from operations ("FFO") and adjusted funds from operations ("AFFO") per common share are computed by dividing net earnings applicable to common shareholders, FFO and AFFO, respectively, by the diluted weighted average number of common share equivalents outstanding during the period. Diluted earnings, FFO and AFFO per share give effect, for the quarter ended September 30, 2003, to the conversion of the outstanding Series A Participating Convertible Redeemable Preferred Stock into common stock as if the conversion had occurred at the beginning of the quarter and, for the nine months ended September 30, 2003, diluted FFO and AFFO per share give effect to the dilution from the conversion assuming that it had occurred at the beginning of the year. The effect of the potential dilution from the assumed conversion utilizing the two class method in computing diluted earnings per share for the nine months ended September 30, 2003 would have been antidilutive and was not assumed. Accordingly, for the quarter and nine months ended September 30, 2003, preferred stock dividends are added back to FFO and AFFO, and to earnings for the nine month period, which sums are then divided by the diluted weighted average number of common share equivalents outstanding for the period. There were no preferred shares outstanding during the quarter and nine months ended September 30, 2004.

      FUNDS FROM OPERATIONS ("FFO") IS GENERALLY CONSIDERED TO BE AN APPROPRIATE SUPPLEMENTAL NON-GAAP MEASURE OF THE PERFORMANCE OF REAL ESTATE INVESTMENT TRUSTS. IN ACCORDANCE WITH THE NATIONAL ASSOCIATION OF REAL ESTATE INVESTMENT TRUSTS' DEFINITION, FFO IS DEFINED AS NET EARNINGS BEFORE DEPRECIATION AND AMORTIZATION, GAINS OR LOSSES ON SALES OF REAL ESTATE, NON-FFO ITEMS REPORTED IN DISCONTINUED OPERATIONS, EXTRAORDINARY ITEMS AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE. WE BELIEVE THAT FFO IS HELPFUL TO INVESTORS IN MEASURING GETTY'S PERFORMANCE BECAUSE FFO EXCLUDES VARIOUS ITEMS INCLUDED IN NET INCOME THAT DO NOT RELATE TO OR ARE NOT INDICATIVE OF GETTY'S FUNDAMENTAL OPERATING PERFORMANCE SUCH AS GAINS OR LOSSES FROM PROPERTY SALES AND DEPRECIATION AND AMORTIZATION. IN OUR CASE, HOWEVER, NET EARNINGS AND FFO INCLUDE THE SIGNIFICANT IMPACT OF STRAIGHT-LINE RENT ON OUR RECOGNITION OF REVENUES FROM RENTAL PROPERTIES, WHICH

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LARGELY RESULTS FROM 2% ANNUAL RENTAL INCREASES SCHEDULED UNDER A MASTER LEASE.
IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, THE AGGREGATE MINIMUM RENT DUE OVER THE INITIAL 15-YEAR TERM OF THE MASTER LEASE IS RECOGNIZED ON A STRAIGHT-LINE BASIS RATHER THAN WHEN DUE. AS A RESULT, MANAGEMENT PAYS PARTICULAR ATTENTION TO ADJUSTED FUNDS FROM OPERATIONS ("AFFO"), A SUPPLEMENTAL NON-GAAP PERFORMANCE MEASURE THAT WE DEFINE AS FFO LESS STRAIGHT LINE RENT. IN MANAGEMENT'S VIEW, AFFO PROVIDES A MORE ACCURATE DEPICTION OF THE IMPACT OF THE SCHEDULED RENT INCREASES UNDER THE MASTER LEASE THAN FFO. NEITHER FFO NOR AFFO REPRESENTS CASH GENERATED FROM OPERATING ACTIVITIES IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND THEREFORE SHOULD NOT BE CONSIDERED AN ALTERNATIVE FOR NET INCOME OR AS A MEASURE OF LIQUIDITY.

Contact:  Thomas J. Stirnweis

          (516) 478-5403